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                                                                      Exhibit 24

                               Power of Attorney

         Excerpts from Minutes of the Meeting of the Board of Directors of IRI International Corporation
                             held on March 14, 2000


I, Abdallah Andrawos, Secretary of IRI International Corporation (the "Company"), hereby certify that the following resolutions were unanimously approved by all of the directors of the Company at the meeting of the Board of Directors of the Company held on March 14, 2000:

     RESOLVED that the officers of the Company be, and each of them individually hereby is, authorized to prepare and file with the Securities and Exchange Commission the Company's report on Form 10-K (including any amendments thereto on Form 10-K/A) for the fiscal year ended December 31, 1999; and

     FURTHER RESOLVED, that the officers of this Company be, and each of them individually hereby is, authorized to prepare, file with the New York Stock Exchange, and distribute to the Company's stockholders, the Annual Report to Stockholders for the year ended December 31, 1999; and

     FURTHER RESOLVED that Robert L. Hargrave be appointed as the true and lawful attorney-in-fact to sign on behalf of each of the directors of the Company, in their capacity as a director or officer, or both, as the case may be, of the Company, the Company's report on Form 10-K (including any amendments thereto on Form 10-K/A), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and

     FURTHER RESOLVED that the officers of the Company be, and each of them individually hereby is, authorized, for and on behalf of the Company, to execute, deliver, file, acknowledge and record any and all such documents and instruments, and to take or cause to be done any and all such other actions as they, or any of them, may deem necessary or desirable to effectuate and carry out the resolutions adopted hereby; and

     FURTHER RESOLVED that all actions previously taken by any officer, director, representative or agent of the Company in the name or on behalf of the Company or any of its affiliates in connection with the matters contemplated by the foregoing resolutions be, and each of same hereby is, adopted, ratified, confirmed and approved in all respects as the act and deed of the Company; and

     FURTHER RESOLVED that a fully executed copy of these resolutions be filed with the minutes of proceeds of the Board.


                                             /s/ Abdallah Andrawos
                                             ---------------------------
                                             Secretary